UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 25, 2008

Metalico, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32453	52-2169780
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

186 North Ave. East, Cranford, New Jersey		07016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(908) 497-9610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 25, 2008, the Company entered into an amendment to its Financing Agreement with Ableco Finance, LLC. The material terms of the Financing Agreement are set forth in Item 2.03 below, which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 25, 2008, the Company’s Metalico CatCon, Inc. ("Metalico CatCon") subsidiary closed its previously announced purchase of substantially all of the operating assets of American CatCon Holdings, LLC ("ACC Texas") and American Cat Con, LLC ("ACC Mississippi"). The aggregate purchase price was approximately $28.94 million, including a payment for inventory in excess of a predetermined amount and an assumption of specified debt. Metalico CatCon will also make an annual payment to ACC Texas for the years 2008, 2009, 2010, and 2011 if the acquired assets perform over a predetermined income level during such periods. Consideration additionally included 500,000 shares of the Company's common stock.

The above description of the terms of the transactions is qualified in its entirety by the ACC Texas Purchase Agreement, which is being filed as Exhibit 10.1 to this Current Report on Form 8-K, and the ACC Mississippi Purchase Agreement, which is being filed as Exhibit 10.2 to this Current Report on Form 8-K.

On January 29, 2008, the Company issued the press release attached to this Current Report on Form 8-K as Exhibit 99.1.

The Company will file the financial statements and pro forma financial information regarding ACC Texas and ACC Mississippi within the time periods prescribed by Item 9.01 of Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 25, 2008, the Company entered into an amendment (the "Amendment") to its Financing Agreement (the "Financing Agreement") with Ableco Finance, LLC providing for an additional term loan in the amount of $17.15 million maturing in 2013. The loan is guaranteed by the Company's subsidiaries and bears interest at (a) (i) the greater of 7.5% per annum and the "Reference Rate" (a rate determined by reference to the prime rate) plus (ii) 3.5% or (b) at the Company’s election, (i) the greater of 4.5% per annum and the current LIBOR rate plus (ii) 6.5%. The Amendment also modifies certain restrictions set forth in the Financing Agreement to allow for the terms of the acquisitions described in Item 2.01 above and an adjustment to an EBITDA covenant. The proceeds of the new term loan provided a portion of the consideration for the acquisitions described in Item 2.01 above.

The above description of the terms of the Amendment to the Financing Agreement is qualified in its entirety by the Amendment, which is being filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Ex. 10.1 Asset Purchase Agreement dated January 2, 2008 by and between Metalico CatCon, Inc., and American CatCon Holdings, LLC

Ex. 10.2 Asset Purchase Agreement dated January 2, 2008 by and between Metalico CatCon, Inc., and American Cat Con, LLC

Ex. 10.3 Amendment No. 2 to Financing Agreement and Consent by and among Metalico, Inc., each of its subsidiaries signatory thereto, Ableco Finance LLC as collateral and administrative agent, and the lenders party thereto

Ex. 99.1 Press Release issued January 29, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalico, Inc.

January 29, 2008	By:	Carlos E. Aguero

Name: Carlos E. Aguero
Title: Chairman, President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Asset Purchase Agreement dated January 2, 2008 by and between Metalico CatCon, Inc., and American CatCon Holdings, LLC
10.2	Asset Purchase Agreement dated January 2, 2008 by and between Metalico CatCon, Inc., and American Cat Con, LLC
10.3	Amendment No. 2 to Financing Agreement and Consent by and among Metalico, Inc., each of its subsidiaries signatory thereto, Ableco Finance LLC as collateral and administrative agent, and the lenders party thereto
99.1	Press Release issued January 29, 2008